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                                  EXHIBIT 99.1
                                  ------------


FOR IMMEDIATE RELEASE



American Business Financial Services, Inc. Declares
10% Stock Dividend

Bala Cynwyd, PA, October 1, 2001...American Business Financial Services, Inc. (NASDAQ: ABFI), a diversified financial services company operating nationwide, today announced that its Board of Directors has declared a 10% stock dividend, payable on November 5, 2001 to shareholders of record on October 22, 2001.

"The Board and management of ABFI want to reward our investors for staying the course and for their continued confidence in the Company," said ABFI Chairman and Chief Executive Officer Anthony J. Santilli. "From time to time, the Board will consider rewarding our shareholders with actions such as this stock dividend. In addition to this stock dividend, any future quarterly cash dividends declared by the Company will apply to the additional shares our shareholders receive through this stock dividend."

American Business Financial Services, Inc. is a diversified financial services operating throughout the United States. The Company originates business purpose loans and first and second mortgage loans through a combination of channels, including a national processing center located at its centralized operating office in Bala Cynwyd, Pennsylvania, and a retail branch network of offices.

For further information, contact Albert W. Mandia, Executive Vice President and Chief Financial Officer, 610-617-4939, or Keith Bratz, VP-Corporate Communications, 610-617-7475.

# # #

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the real estate market and mortgage lending activities, competition, demand for American Business Financial Services, Inc. and its subsidiaries' services, availability of funding, loan payment rates, delinquency and default rates, changes in factors influencing the loan securitization market and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.